Exhibit 99.1

April 30, 2012

Marc L. Steuer

700 Hansen Way

Palo Alto, CA 94304

Dear Marc:

As you have been informed, Telik, Inc. (the “Company”) is eliminating your job position as part of an effort to reduce costs. This letter describes the separation agreement (the “Agreement”) which the Company is offering you.

1. Separation. Your last day of work and employment with the Company will be today, April 30, 2012 (the “Separation Date”).

2. Accrued Salary and Vacation. On the Separation Date, the Company will pay you all accrued salary, and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings. You are entitled to these payments regardless of whether or not you sign this Agreement.

3. Health Insurance. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits (i.e. medical, dental, and vision) at your own expense. Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish. If you timely elect continued coverage under COBRA, the Company, as part of this Agreement, will pay your COBRA premiums (“COBRA Premiums”) for coverage until the earliest of: (a) October 31, 2012, (b) the date you become eligible for health care coverage from a new employer, or (c) the date you otherwise cease to be eligible for COBRA coverage. You agree to promptly notify the Company in writing if you become eligible for health care coverage before October 31, 2012.

4. Consulting Services Agreement. The Company will retain you as a consultant on the following terms.

(a) Consulting Period. You will serve as a consultant to the Company from May 1, 2012 through October 31, 2012, or until such earlier date on which the consulting arrangement is terminated as provided herein (the “Consulting Period”).

(b) Consulting Services. As a consultant, you will be responsible for providing advice, analysis, and other assistance and services with respect to business development matters as reasonably requested by the Company from time to time (collectively, the “Services”). You agree to make yourself available up to 14 hours during each calendar month to perform the Services, to exercise the highest degree of professionalism, and to fully

Marc L. Steuer

April 30, 2012

apply your expertise and creative talents in performing the Services. The Services will be assigned to you by Michael M. Wick, the Company’s CEO, or his designate or successor, who will serve as your primary Company contact in your consultant role.

(c) Fees. The Company will pay you consulting fees (“Fees”) of $2,100 per month (pro rated for portions thereof) for Services properly performed during the Consulting Period. The Fees will be paid on or before the last day of each month (e.g., payment for May will be made on or before May 31, 2012). The Company will not make any withholdings from the Fees and will issue to you an IRS Form 1099 with respect to all Fees paid to you for the Services. The Company will not make payments for state or federal tax or social security, make unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance for you. You hereby agree to accept exclusive responsibility for complying with all applicable local, state, and federal laws governing self-employed individuals, including obligations such as payment of taxes, social security, disability, and other contributions based on the Fees. Should you perform services for a consulting or other business in its capacity as representative or advisor to the Company, you may not bill the Company hereunder for the same services.

(d) Independent Contractor Relationship. Your relationship with the Company during the Consulting Period will be that of an independent contractor of the Company and not an employee of the Company. Accordingly, you will not be entitled to receive any of the benefits the Company provides to its employees generally. You will have no responsibilities or authority as a consultant to the Company other than as specifically provided in this Agreement.

(e) Proprietary Information. During the Consulting Period, you may receive and develop confidential and proprietary information relating to the Company’s business, business practices, strategies, technologies, compounds, and clinical and research data (collectively, the “Information”). You acknowledge the confidential and secret character of the Information, and you agree that the Information is the sole, exclusive, and valuable property of the Company. Accordingly, you agree that you will not, except and to the extent required as part of the performance of your authorized duties to the Company: (i) use, disclose, or reproduce any of the Information without the prior written consent of the Company, or (ii) disclose all or any part of the Information in any form to any third party. Upon the termination of the Consulting Period or upon the Company’s earlier request, you agree to cease using and return to the Company all whole and partial copies, reproductions, and derivatives of the Information, whether in your possession or under your direct or indirect control. In addition, you agree that any and all ideas, improvements, inventions, and works of authorship conceived, written, created, or first reduced to practice in your performance of the Services will be the sole and exclusive property of the Company, and you hereby assign to the Company all rights, title, and interest in and to any and all such ideas, improvements, inventions, and works of authorship. The foregoing obligations will be in addition to all continuing duties applicable to you under your Proprietary Information and Inventions Agreement (“PIIA”), a copy of which is attached hereto as Exhibit A, and any other confidentiality obligations applicable to you pursuant to any

Marc L. Steuer

April 30, 2012

written agreement between you and the Company or under applicable law. You hereby acknowledge your continuing obligations to the Company arising under the PIIA, and further acknowledge that these obligations will continue beyond the Separation Date.

(f) Early Termination. You may terminate the Consulting Period at any time upon written notice to the Company. The Consulting Period may be terminated by the Company upon the material breach of your obligations herein. In the event of termination by either party, you will, if and as requested by the Company, undertake all actions required to facilitate an orderly transition of all Services which you are performing at that time. Fees for any partial month of Services will be prorated based on the number of days in which Services were provided.

5. Stock Options. You have been granted options to purchase shares of the Company’s common stock pursuant to the terms of the Company’s 2000 and 2011 Equity Incentive Plans, and related grant notices and stock option agreements (collectively, the “Plan”). Your vesting, exercise, and other rights in the stock options are set forth in the Plan. It is the Company’s intent that by beginning the Consulting Period immediately upon termination of your employment, there will be no interruption in your continuous service to the Company for the purpose of the continued vesting of stock options granted to you under the Plan.

6. Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance, bonuses, or other benefits after the Separation Date.

7. Expense Reimbursements. You agree that, on or before the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

8. Return of Company Property. You agree that, on or before the Separation Date, you will return to the Company all Company property including, but not limited to, computers, hand-held communication devices, credit cards, entry cards, identification badges, and keys.

9. Release of Claims. In exchange for the COBRA Premiums, consideration that you are not otherwise entitled to receive, you hereby generally and completely release Telik, Inc. and its current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns from any and all claims, liabilities, and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to your signing this Agreement. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to your employment with the Company, or the termination of that employment; (2) all claims related to your compensation or benefits from the Company, including salary, bonuses,

Marc L. Steuer

April 30, 2012

commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), and the California Fair Employment and Housing Act (as amended). Notwithstanding the foregoing, you are not releasing the Company hereby from any obligation to indemnify you pursuant to the Articles and Bylaws of the Company, any valid fully executed indemnification agreement with the Company, applicable law, or applicable directors and officers liability insurance. Also excluded from this Agreement are any claims that cannot be waived by law. Nothing in this Agreement will prevent you from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that you acknowledge and agree that you will not recover any monetary benefits in connection with any such claim, charge, or proceeding with regard to any claim released in this Agreement.

10. ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA (“ADEA Waiver”). You also acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing, as required by the ADEA, that: (a) your ADEA Waiver does not apply to any rights or claims that arise after the date you sign this Agreement; (b) you should consult with an attorney prior to signing this Agreement; (c) you have twenty-one (21) days to consider this Agreement (although you may choose to voluntarily sign it sooner); (d) you have seven (7) days following the date you sign this Agreement to revoke the ADEA Waiver; and (e) the ADEA Waiver will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after you sign this Agreement (“Effective Date”). Nevertheless, your general release of claims, except for the ADEA Waiver, is effective immediately, and not revocable.

11. Section 1542 Waiver. YOU UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. You acknowledge that you have read and understand Section 1542 of the California Civil Code, which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” You hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to your release of any claims you may have against the Company or other released parties.

Marc L. Steuer

April 30, 2012

12. Representations. You hereby represent that you have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which you are eligible, pursuant to the Family and Medical Leave Act or otherwise, and have not suffered any on-the-job injury for which you have not already filed a claim.

13. General. This Agreement, including Exhibit A, constitutes the complete, final, and exclusive embodiment of the entire agreement between you and the Company with regard to its subject matter. It is entered into without reliance on any promise, warranty, or representation, written or oral, other than those expressly contained in this Agreement, and it supersedes any other such promises, warranties, or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors, and assigns of both you and the Company, and inure to the benefit of both you and the Company, and the parties’ respective heirs, successors, and assigns. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California without regard to conflict of laws principles.

If this Agreement is acceptable to you, please sign below and return the original to me.

I wish you good luck in your future endeavors.

Sincerely,

TELIK, INC.

/s/ Michael M. Wick

Michael M. Wick

Chief Executive Officer

and President

Exhibit A – Proprietary Information and Inventions Agreement

AGREED:

/s/ Marc L. Steuer
Marc L. Steuer

April 30, 2012
Date